Exhibit 10.12
FIRST AMENDMENT TO LEASE AGREEMENT
     This FIRST AMENDMENT TO LEASE AGREEMENT (“First Amendment”) is made and entered into as of March 6, 2008, by and between BP MV RESEARCH PARK, LLC, a Delaware limited liability company (“Landlord”), and CAVIUM NETWORKS, INC., a Delaware corporation (“Tenant”).
RECITALS:
     A. Landlord (as successor-in-interest to MB Technology Park, LLC, a California limited liability company) and Tenant (successor-in-interest to Cavium Networks, a California corporation, which was incorrectly identified in the Lease as “Cavium Networks, Inc., a California corporation”) entered into that certain Lease Agreement dated April 15, 2005 (the “Lease”), whereby Landlord leased to Tenant and Tenant leased from Landlord approximately 32,260 rentable square feet of space (the “Premises”) which consist of the entire building located at 805 East Middlefield Road, Mountain View, California (the “Building”).
     B. Tenant desires to extend the Term of the Lease, and make certain other modifications to the Lease, and in connection therewith Landlord and Tenant desire to amend the Lease on the terms and conditions contained herein.
AGREEMENT:
     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows.
     1. Defined Terms. All terms defined in the Lease when used herein or in the exhibits hereto shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this First Amendment.
     2. Extended Term. Landlord and Tenant hereby acknowledge and agree that the Term is currently scheduled to expire on May 31, 2008 pursuant to the terms of the Lease. Notwithstanding any provision to the contrary contained in the Lease, Landlord and Tenant hereby agree that the Term shall be extended for a period of thirty-nine (39) months (the “Extended Term”). The Extended Term shall commence on June 1, 2008 (the “Extended Term Commencement Date”) and shall expire on August 31, 2011 (the “Extended Term Expiration Date”), unless sooner terminated as provided in the Lease, as hereby amended.
     3. Rent.
          3.1 Base Rent. Commencing on the Extended Term Commencement Date, and continuing throughout the remainder of the Extended Term, Tenant shall pay Base Rent for the Premises in accordance with the following schedule:

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			Monthly Base
			Rent Per
			Rentable Square
		Monthly Installment	Foot of the
Period During Extended Term	Annual Base Rent	of Base Rent	Premises
June 1, 2008-July 31, 2009	$774,240.00	$64,520.00	$2.00
August 1, 2009-July 31, 2010	$871,020.00	$72,585.00	$2.25
August 1, 2010-August 31, 2011	$967,800.00	$80,650.00	$2.50
           3.2 Abated Base Rent. Notwithstanding anything in Section 3.1 above to the contrary, provided that Tenant is not in default under the Lease, as hereby amended, beyond any applicable notice and cure period set forth in the Lease, as amended, Tenant shall not be obligated to pay an amount equal to One Hundred Sixty-One Thousand Three Hundred and No/100 Dollars ($161,300.00), in the aggregate, of the Base Rent due under the Lease, as hereby amended, for the full months of June, July, 2008 and for the period of August 1-15, 2008 (the “Base Rent Abatement Period”). The foregoing Base Rent abatement right set forth in this Section 3.2 has been granted to Tenant as additional consideration for Tenant’s agreement to enter into this First Amendment and comply with the terms and conditions otherwise required under the Lease, as hereby amended. If Tenant shall be in default under the Lease, as amended, and shall fail to cure such default within the time, if any, permitted for cure pursuant to the Lease, as amended, then in addition to any other remedies Landlord may have under the Lease, as amended, Landlord may, at its option, elect by delivery of written notice to Tenant, one or both of the following remedies: (x) Tenant shall immediately become obligated to pay to Landlord all Base Rent previously abated hereunder as of such default, with interest on such amounts as provided pursuant to the Lease, as amended, from the date such Base Rent would have otherwise been due but for the Base Rent abatement provided herein; or (y) the unexpired portion of the Base Rent Abatement Period as of the expiration of any applicable notice and cure period set forth in the Lease, as amended, following such default, shall be moved to the end of the Extended Term (provided that such abatement shall not exceed One Hundred Sixty-One Thousand Three Hundred and No/100 Dollars ($161,300.00), in the aggregate) and Tenant shall immediately be obligated to begin paying the Base Rent due for the Premises at the full amounts of the monthly installments therefor set forth above. The foregoing Base Rent abatement right set forth in this Section 3.2 shall be personal to the originally named Tenant under this First Amendment (“Original Tenant”) and may only be exercised by the Original Tenant (and not any assignee, or any subtenant or other transferee of the Original Tenant’s interest in the Lease, as amended).
     4. “As-Is” Condition. Tenant hereby acknowledges and agrees that Tenant has been and is in occupancy of the Premises as of the date hereof and that Tenant shall continue to accept the Premises during the Extended Term in its currently existing, “as is” condition, and that Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises or with respect to the suitability of the Premises for the conduct of Tenant’s business.

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     5.  Security Deposit. Landlord and Tenant acknowledge that, in accordance with Article 4 of the Lease, Tenant has previously delivered the sum of Fifty-Two Thousand and No/100 Dollars ($52,000.00) (the “Existing Security Deposit”) to Landlord as security for the faithful performance by Tenant of the terms, covenants and conditions of the Lease. Concurrently with Tenant’s execution of this First Amendment, Tenant shall deposit with Landlord an amount equal to Twenty-Eight Thousand Six Hundred Fifty and No/100 Dollars ($28,650.00) to be held by Landlord as a part of the Security Deposit. To the extent that the total amount held by Landlord at any time as security for the Lease, as hereby amended, is less than Eighty Thousand Six Hundred Fifty and No/100 Dollars ($80,650.00), Tenant shall pay the difference to Landlord within five (5) days following Tenant’s receipt of notice thereof from Landlord. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of law, now or hereafter in effect, which (i) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (ii) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Landlord may, in addition, claim those sums specified in this Article 4 of the Lease and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant’s default of the Lease, as amended, including, but not limited to, all damages or rent due upon termination of the Lease, as amended, pursuant to Section 1951.2 of the California Civil Code.
6. Tenant’s Indemnity and Insurance.
          6.1 Tenant’s Indemnity.
               6.1.1 Indemnity. All references to and the definition of “Indemnitees” in the Lease are hereby replaced with reference to, and the meaning of, the “Landlord Parties,” as that term is defined in Section 6.13 of this First Amendment.
               6.1.2 Subtenants and other occupants. Tenant shall require its subtenants and other occupants of the Premises to provide similar indemnities to the Landlord Parties in a form acceptable to Landlord.
               6.1.3 Survival. The terms of this Section and Section 14 of the Lease shall survive any termination or expiration of the Lease, as amended.
          6.2 Tenant’s Risk. Tenant agrees to use and occupy the Premises, and to use such other portions of the Building(s) and the Park as Tenant is given the right to use by the Lease, as amended, at Tenant’s own risk. The Landlord Parties shall not be liable to the Tenant Parties for any damage, injury, loss, compensation, or claim (including, but not limited to, claims for the interruption of or loss to a Tenant Party’s business) based on, arising out of or resulting from any cause whatsoever, including, but not limited to, any fire, robbery, theft, mysterious disappearance, or any other crime or casualty, the actions of any other tenants of the Building(s) or of any other person or persons, or any leakage in any part or portion of the Premises or the Building(s) or the Park, or from water, rain or snow that may leak into, or flow from any part of the Premises or the Building(s) or the Park, or from drains, pipes or plumbing fixtures in the Building(s) or the Park. Any goods, property or personal effects stored or placed in or about the Premises shall be at the sole risk of the Tenant Party, and neither the Landlord Parties nor their insurers shall in any manner be held responsible therefor. The Landlord Parties

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shall not be responsible or liable to a Tenant Party, or to those claiming by, through or under a Tenant Party, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Building(s) or otherwise. The provisions of this section shall be applicable until the expiration or earlier termination of the Term, and during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Building(s).
          6.3 Tenant’s Commercial General Liability Insurance. Tenant agrees to maintain in full force on or before the Extended Term Commencement Date and continuing throughout the Extended Term, and thereafter, for so long as Tenant is in occupancy of any part of the Premises, a policy of commercial general liability insurance, on an occurrence basis, issued on a form at least as broad as Insurance Services Office (“ISO”) Commercial General Liability Coverage “occurrence” form CG 00 01 10 01 or another ISO Commercial General Liability “occurrence” form providing equivalent coverage. Such insurance shall include broad form contractual liability coverage, specifically covering but not limited to the indemnification obligations undertaken by Tenant in the Lease, as amended. The minimum limits of liability of such insurance shall be $5,000,000 per occurrence.
          6.4 Tenant’s Property Insurance. Tenant shall maintain at all times during the Extended Term of the Lease business interruption insurance and insurance against loss or damage covered by the so-called “all risk” type insurance coverage with respect to Tenant’s property, fixtures, furniture, equipment, machinery, goods, supplies, wares and merchandise, and all alterations, improvements and other modifications made by or on behalf of the Tenant in the Premises, and other property of Tenant located at the Premises, except to the extent paid for by Landlord (collectively “Tenant’s Property”). The business interruption insurance required by this section shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event shall be in an amount less than twelve (12) months of the Base Rent then in effect during the Extended Term of the Lease. The “all risk” insurance required by this section shall be in an amount at least equal to the full replacement cost of Tenant’s Property. In addition, during such time as Tenant is performing work in or to the Premises, Tenant, at Tenant’s expense, shall also maintain, or shall cause its contractor(s) to maintain, builder’s risk insurance for the full insurable value of such work. Landlord and such additional persons or entities as Landlord may reasonably request shall be named as loss payees, as their interests may appear, on the policy or policies required by this section. In the event of loss or damage covered by the “all risk” insurance required by this section, the responsibilities for repairing or restoring the loss or damage shall be determined in accordance with Article 27 of the Lease. To the extent that Landlord is obligated to pay for the repair or restoration of the loss or damage covered by the policy, Landlord shall be paid the proceeds of the “all risk” insurance covering the loss or damage. To the extent Tenant is obligated to pay for the repair or restoration of the loss or damage, covered by the policy, Tenant shall be paid the proceeds of the “all risk” insurance covering the loss or damage. If both Landlord and Tenant are obligated to pay for the repair or restoration of the loss or damage covered by the policy, the insurance proceeds shall be paid to each of them in the pro rata proportion of their obligations to repair or restore the loss or damage. If the loss or damage is not repaired or restored (for example, if the Lease, as amended, is terminated pursuant to Article 27 of the Lease), the insurance proceeds shall be paid to Landlord and Tenant in the pro rata proportion of their relative contributions to the cost of the leasehold improvements covered by the policy.

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          6.5 Tenant’s Other Insurance. Throughout the Extended Term, Tenant shall obtain and maintain (1) comprehensive automobile liability insurance (covering any automobiles owned or operated by Tenant) issued on a form at least as broad as ISO Business Auto Coverage form CA 00 01 07 97 or other form providing equivalent coverage; (2) worker’s compensation insurance or participation in a monopolistic state workers’ compensation fund; and (3) employer’s liability insurance or (in a monopolistic state) Stop Gap Liability insurance. Such automobile liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident. Such worker’s compensation insurance shall carry minimum limits as defined by the law of the jurisdiction in which the Premises are located (as the same may be amended from time to time). Such employer’s liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident, One Million Dollars ($1,000,000) disease-policy limit, and One Million Dollars ($1,000,000) disease-each employee.
          6.6 Requirements For Insurance. All insurance required to be maintained by Tenant pursuant to the Lease, as amended, shall be maintained with responsible companies that are admitted to do business, and are in good standing, in the jurisdiction in which the Premises are located and that have a rating of at least “A” and are within a financial size category of not less than “Class X” in the most current Best’s Key Rating Guide or such similar rating as may be reasonably selected by Landlord. All such insurance shall: (1) be acceptable in form and content to Landlord; (2) be primary and noncontributory; and (3) contain an endorsement prohibiting cancellation, failure to renew, reduction of amount of insurance, or change in coverage without the insurer first giving Landlord ten (10) days’ prior written notice of such proposed action. No such policy shall contain any deductible greater than $25,000. Such deductibles shall be deemed to be “insurance” for purposes of the waiver in Section 6.13 below. Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts of insurance based on such limits as are customarily carried with respect to similar properties in the area in which the Premises are located. The minimum amounts of insurance required by the Lease, as amended, shall not be reduced by the payment of claims or for any other reason. In the event Tenant shall fail to obtain or maintain any insurance meeting the requirements of this Section, or to deliver such policies or certificates as required by this Section, Landlord may, at its option, on five (5) days notice to Tenant, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor.
          6.7 Additional Insureds. The commercial general liability and auto insurance carried by Tenant pursuant to the Lease, as amended, shall name Landlord, Landlord’s managing agent, and such other Persons as Landlord may reasonably request from time to time as additional insureds with respect to liability arising out of or related to the Lease, as amended, or the operations of Tenant (collectively “Additional Insureds”). Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord’s managing agent, or other Additional Insureds. Such insurance shall also waive any right of subrogation against each Additional Insured.
          6.8 Certificates of Insurance. On or before the Extended Term Commencement Date, Tenant shall furnish Landlord with certificates evidencing the insurance coverage required by the Lease, as amended, and renewal certificates shall be furnished to Landlord at least annually thereafter, and at least ten (10) days prior to the expiration date of each policy for which a certificate was furnished. (An acceptable form of such a certificate is attached as Exhibit A.) In jurisdictions requiring mandatory participation in a monopolistic state

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workers’ compensation fund, the insurance certificate requirements for the coverage required for workers’ compensation will be satisfied by a letter from the appropriate state agency confirming participation in accordance with statutory requirements. Such current participation letters required by this Section shall be provided every six (6) months for the duration of the Lease, as amended. Failure by the Tenant to provide the certificates or letters required by this Section shall not be deemed to be a waiver of the requirements in this Section. Upon request by Landlord, a true and complete copy of any insurance policy required by the Lease, as amended, shall be delivered to Landlord within ten (10) days following Landlord’s request.
          6.9 Subtenants And Other Occupants. Tenant shall require its subtenants and other occupants of the Premises to provide written documentation evidencing the obligation of such subtenant or other occupant to indemnify the Landlord Parties to the same extent that Tenant is required to indemnify the Landlord Parties pursuant to Section 14 of the Lease, and to maintain insurance that meets the requirements of this Section, and otherwise to comply with the requirements of this Section. Tenant shall require all such subtenants and occupants to supply certificates of insurance evidencing that the insurance requirements of this Section have been met and shall forward such certificates to Landlord on or before the earlier of (i) the date on which the subtenant or other occupant or any of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents, invitees or representatives first enters the Premises or (ii) the commencement of the sublease. Tenant shall be responsible for identifying and remedying any deficiencies in such certificates or policy provisions.
          6.10 No Violation Of Building Policies. Tenant shall not commit or permit any violation of the policies of fire, boiler, sprinkler, water damage or other insurance covering the Park and/or the fixtures, equipment and property therein carried by Landlord, or do or permit anything to be done, or keep or permit anything to be kept, in the Premises, which in case of any of the foregoing (i) would result in termination of any such policies, (ii) would adversely affect Landlord’s right of recovery under any of such policies, or (iii) would result in reputable and independent insurance companies refusing to insure the Park or the property of Landlord in amounts reasonably satisfactory to Landlord.
          6.11 Tenant To Pay Premium Increases. If, because of anything done, caused or permitted to be done, or omitted by Tenant (or its subtenant or other occupants of the Premises), the rates for liability, fire, boiler, sprinkler, water damage or other insurance on the Park or on the property and equipment of Landlord or any other tenant or subtenant in the Building(s) shall be higher than they otherwise would be, Tenant shall reimburse Landlord and/or the other tenants and subtenants in the Building(s) for the additional insurance premiums thereafter paid by Landlord or by any of the other tenants and subtenants in the Building(s) which shall have been charged because of the aforesaid reasons, such reimbursement to be made from time to time on Landlord’s demand.
          6.12 Landlord’s Insurance.
               6.12.1 Required insurance. Landlord shall maintain insurance against loss or damage with respect to the Building(s) on an “all risk” type insurance form, with customary exceptions, subject to such deductibles as Landlord may determine, in an amount equal to at least the replacement value of the Building(s). Landlord shall also maintain such

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insurance with respect to any improvements, alterations, and fixtures of Tenant located at the Premises to the extent paid for by Landlord. The cost of such insurance shall be treated as a part of Operating Expenses. Such insurance shall be maintained with an insurance company selected by Landlord. Payment for losses thereunder shall be made solely to Landlord.
               6.12.2 Optional insurance. Landlord may maintain such additional insurance with respect to the Building(s) and the Park, including, without limitation, earthquake insurance, terrorism insurance, flood insurance, liability insurance and/or rent insurance, as Landlord may in its sole discretion elect. Landlord may also maintain such other insurance as may from time to time be required by Landlord’s Mortgagee. The cost of all such additional insurance shall also be part of the Operating Expenses.
               6.12.3 Blanket and self-insurance. Any or all of Landlord’s insurance may be provided by blanket coverage maintained by Landlord or any affiliate of Landlord under its insurance program for its portfolio of properties, or by Landlord or any affiliate of Landlord under a program of self-insurance, and in such event Operating Expenses shall include the portion of the reasonable cost of blanket insurance or self-insurance that is allocated to the Building(s).
               6.12.4 No obligation. Landlord shall not be obligated to insure, and shall not assume any liability of risk of loss for, Tenant’s Property, including any such property or work of tenant’s subtenants or occupants. Landlord will also have no obligation to carry insurance against, nor be responsible for, any loss suffered by Tenant, subtenants or other occupants due to interruption of Tenant’s or any subtenant’s or occupant’s business.
          6.13 Waiver Of Subrogation. The parties hereto waive and release any and all rights of recovery against the other, and agree not to seek to recover from the other or to make any claim against the other, and in the case of Landlord, against all Tenant Parties, and in the case of Tenant, against all Landlord Parties, for any loss or damage incurred by the waiving/releasing party to the extent such loss or damage is insured under any insurance policy required by the Lease, as amended, or which would have been so insured had the party carried the insurance it was required to carry hereunder. Tenant shall obtain from its subtenants and other occupants of the Premises a similar waiver and release of claims against Tenant and/or Landlord. In addition, the parties hereto (and in the case of Tenant, its subtenants and other occupants of the Premises) shall procure an appropriate clause in, or endorsement on, any insurance policy required by the Lease, as amended, pursuant to which the insurance company waives subrogation. The insurance policies required by the Lease, as amended, shall contain no provision that would invalidate or restrict the parties’ waiver and release of the rights of recovery in this section. The parties hereto covenant that no insurer shall hold any right of subrogation against the parties hereto by virtue of such insurance policy.
     The term “Landlord Party” or “Landlord Parties” shall mean Landlord, any affiliate of Landlord, Landlord’s managing agents for the Building(s), each Landlord’s Mortgagee, and each of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents or representatives. For the purposes of this First Amendment, notwithstanding anything set forth in the Lease, as amended, to the contrary, the term “Tenant Party” or “Tenant Parties” shall mean Tenant, any affiliate of Tenant, any permitted subtenant or any other permitted occupant of the Premises, and

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each of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents, invitees or representatives.
          6.14 Tenant’s Work. During such times as Tenant is performing work or having work or services performed in or to the Premises, Tenant shall require its contractors, and their subcontractors of all tiers, to obtain and maintain commercial general liability, automobile, workers compensation, employer’s liability, builder’s risk, and equipment/property insurance in such amounts and on such terms as are customarily required of such contractors and subcontractors on similar projects. The amounts and terms of all such insurance are subject to Landlord’s written approval, which approval shall not be unreasonably withheld. The commercial general liability and auto insurance carried by Tenant’s contractors and their subcontractors of all tiers pursuant to this section shall name Landlord, Landlord’s managing agent, and such other Additional Insureds named by Landlord from time to time. Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord’s managing agent, or other Additional Insureds. Such insurance shall also waive any right of subrogation against each Additional Insured. Tenant shall obtain and submit to Landlord, prior to the earlier of (i) the entry onto the Premises by such contractors or subcontractors or (ii) commencement of the work or services, certificates of insurance evidencing compliance with the requirements of this section.
     7. Option Term.
          7.1 Option Right. Landlord hereby grants to the Original Tenant, and any “Permitted Transferee,” as that term is defined in Section 15.7 of the Lease, one (1) option to extend the Extended Term for a period of three (3) years (the “Option Term”), which option shall be irrevocably exercised only by written notice delivered by Tenant to Landlord not earlier than August 31, 2010 and not later than November 30, 2010, provided that the following conditions (the “Option Conditions”) are satisfied: (i) as of the date of delivery of such notice, Tenant is not in default under the Lease, as amended; (ii) as of the end of the Extended Term, Tenant is not in default under the Lease, as amended, beyond any applicable notice and cure period; (iii) Tenant has not previously been in default under the Lease, as amended, beyond any applicable notice and cure period, more than once; and (iv) the Lease, as amended, then remains in full force and effect and Original Tenant or a Permitted Transferee occupies the entire Premises at the time the option to extend is exercised and as of the commencement of the Option Term. Landlord may, at Landlord’s option, exercised in Landlord’s sole and absolute discretion, waive any of the Option Conditions in which case the option, if otherwise properly exercised by Tenant, shall remain in full force and effect. Upon the proper exercise of such option to extend, and provided that Tenant satisfies all of the Option Conditions (except those, if any, which are waived by Landlord), the Extended Term, as it applies to the entire Premises, shall be extended for a period of three (3) years. The rights contained in this Section 7 shall be personal to Original Tenant and any Permitted Transferee and may be exercised by Original Tenant or a Permitted Transferee only (and not by any other assignee, sublessee or transferee of Tenant’s interest in the Lease, as amended).
          7.2 Option Rent. The annual Rent payable by Tenant during the Option Term (the “Option Rent”) shall be equal to the “Fair Rental Value,” as that term is defined below, for the Premises as of the commencement date of the Option Term. The “Fair Rental

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Value,” as used in this First Amendment shall be equal to the annual rent per rentable square foot, including all escalations, at which tenants (pursuant to leases consummated within the twelve (12) month period preceding the first day of the Option Term), are leasing non-sublease, non-encumbered, non-equity space which is not significantly greater or smaller in size than the subject space, for a comparable lease term, in an arm’s length transaction, which comparable space is located in buildings within the Park and the comparable office buildings located in the Mountain View, California area (“Comparable Buildings”) (transactions satisfying the foregoing criteria shall be known as the “Comparable Transactions”), taking into consideration the following concessions (the “Concessions”): (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable space; (b) tenant improvements or allowances provided or to be provided for such comparable space, and taking into account the value, if any, of the existing improvements in the subject space, such value to be based upon the age, condition, design, quality of finishes and layout of the improvements and the extent to which the same can be utilized by a general office user other than Tenant; and (c) other reasonable monetary concessions being granted such tenants in connection with such comparable space; provided, however, that in calculating the Fair Rental Value, no consideration shall be given to (i) the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with Tenant’s exercise of its right to extend the Extended Term, or the fact that landlords are or are not paying real estate brokerage commissions in connection with such comparable space, and (ii) any period of rental abatement, if any, granted to tenants in comparable transactions in connection with the design, permitting and construction of tenant improvements in such comparable spaces. The Fair Rental Value shall additionally include a determination as to whether, and if so to what extent, Tenant must provide Landlord with financial security, such as a letter of credit or guaranty, for Tenant’s Rent obligations in connection with Tenant’s lease of the Premises during the Option Term. Such determination shall be made by reviewing the extent of financial security then generally being imposed in Comparable Transactions from tenants of comparable financial condition and credit history to the then existing financial condition and credit history of Tenant (with appropriate adjustments to account for differences in the then-existing financial condition of Tenant and such other tenants). The Concessions (A) shall be reflected in the effective rental rate (which effective rental rate shall take into consideration the total dollar value of such Concessions as amortized on a straight-line basis over the applicable term of the Comparable Transaction (in which case such Concessions evidenced in the effective rental rate shall not be granted to Tenant)) payable by Tenant, or (B) at Landlord’s election, all such Concessions shall be granted to Tenant in kind. Notwithstanding anything to the contrary contained in this Section 7.2 above, if there are not a sufficient number of Comparable Transactions with a comparable lease term to the Option Term (i.e. three (3) years) to determine the Fair Rental Value for a lease of such duration, then the Fair Rental Value for purposes of this Section 7.2 shall be equal to that of Comparable Transactions with a term of five (5) years, provided that the Concessions shall be appropriately prorated on a fractional basis to account for the shorter term of lease.
          7.3 Determination of Option Rent. In the event Tenant timely and appropriately exercises the option to extend the Extended Term, Landlord shall notify Tenant of Landlord’s determination of the Option Rent on or before the Extended Term Expiration Date. If Tenant, on or before the date which is thirty (30) days following the date upon which Tenant receives Landlord’s determination of the Option Rent, in good faith objects to Landlord’s determination of the Option Rent, then Landlord and Tenant shall attempt to agree upon the Option Rent using their best good-faith efforts. If Landlord and Tenant fail to reach agreement

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within thirty (30) days following Tenant’s objection to the Option Rent (the “Outside Agreement Date”), then each party shall make a separate determination of the Option Rent, as the case may be, within five (5) days, and such determinations shall be submitted to arbitration in accordance with Sections 7.3.1 through 7.3.7, below.
               7.3.1 Landlord and Tenant shall each appoint one arbitrator who shall be, at the option of the appointing party, a real estate broker, appraiser or attorney who shall have been active over the five (5) year period ending on the date of such appointment in the leasing or appraisal, as the case may be, of commercial office buildings in the area of Mountain View, California. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Option Rent is the closest to the actual Option Rent, taking into account the requirements of Section 7.2 of this First Amendment, as determined by the arbitrators. Each such arbitrator shall be appointed within fifteen (15) days after the Outside Agreement Date. Landlord and Tenant may consult with their selected arbitrators prior to appointment and may select an arbitrator who is favorable to their respective positions. The arbitrators so selected by Landlord and Tenant shall be deemed “Advocate Arbitrators.”
               7.3.2 The two (2) Advocate Arbitrators so appointed shall be specifically required pursuant to an engagement letter within ten (10) business days of the date of the appointment of the last appointed Advocate Arbitrator to agree upon and appoint a third arbitrator (“Neutral Arbitrator”) who shall be qualified under the same criteria set forth hereinabove for qualification of the two Advocate Arbitrators, except that neither the Landlord or Tenant or either parties’ Advocate Arbitrator may, directly or indirectly, consult with the Neutral Arbitrator prior or subsequent to his or her appearance. The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord’s counsel and Tenant’s counsel.
               7.3.3 The three arbitrators shall, within thirty (30) days of the appointment of the Neutral Arbitrator, reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Option Rent, and shall notify Landlord and Tenant thereof.
               7.3.4 The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant.
               7.3.5 If either Landlord or Tenant fails to appoint an Advocate Arbitrator within fifteen (15) days after the Outside Agreement Date, then either party may petition the presiding judge of the Superior Court of Santa Clara County to appoint such Advocate Arbitrator subject to the criteria in Section 7.3.1 of this First Amendment, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such Advocate Arbitrator.
               7.3.6 If the two (2) Advocate Arbitrators fail to agree upon and appoint the Neutral Arbitrator, then either party may petition the presiding judge of the Superior Court of Santa Clara County to appoint the Neutral Arbitrator, subject to criteria in Section 7.3.2 of this First Amendment, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such arbitrator.
               7.3.7 The cost of the arbitration shall be paid by Landlord and Tenant equally.

805 Middlefield Road
First Amendment
-10-	[Cavium Networks, Inc.]

     In the event that the Option Rent shall not have been determined pursuant to the terms hereof prior to the commencement of the Option Term, Tenant shall be required to pay the Option Rent initially provided by Landlord to Tenant, and upon the final determination of the Option Rent, the payments made by Tenant shall be reconciled with the actual amounts of Option Rent due, and the appropriate party shall make any corresponding payment to the other party.
     8. Consequential Damages. Notwithstanding any provision to the contrary contained in the Lease, as amended, neither Landlord any of the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.
     9. Audit Right. Notwithstanding anything to the contrary contained in Section 6.5 of the Lease, Landlord and Tenant hereby agree that, effective as of the date hereof, the rights set forth in Section 6.5 of the Lease may be exercised by Tenant only if as of the date of Tenant’s timely and proper request for an audit, Tenant is not in default under the Lease, as amended.
     10. Patriot Act and Executive Order 13224. As an inducement to Landlord to enter into this First Amendment, Tenant hereby represents and warrants that: (i) Tenant is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, “Specially Designated National and Blocked Person” or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a “Prohibited Person”); (ii) Tenant is not (nor is it owned or controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) from and after the effective date of the above referenced Executive Order, neither Tenant (nor any person, group, entity or nation which owns or controls Tenant, directly or indirectly) has conducted or will conduct business or has engaged or will engage in any transaction or dealing with any Prohibited Person, including without limitation any assignment of the Lease, as hereby amended, or any subletting of all or any portion of the Premises or the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation. In connection with the foregoing, it is expressly understood and agreed that (y) any breach by Tenant of the foregoing representations and warranties shall be deemed a default by Tenant under the Lease, as amended, and shall be covered by the indemnity provisions of Section 14 of the Lease, and (z) the representations and warranties contained in this Section 10 shall be continuing in nature and shall survive the expiration or earlier termination of the Lease, as hereby amended.
     11. Notices. Notwithstanding anything to the contrary contained in the Lease, as of the date of this First Amendment, any notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

805 Middlefield Road
First Amendment
-11-	[Cavium Networks, Inc.]

                     Boston Properties Limited Partnership
                     Four Embarcadero Center
                      Lobby Level, Suite One
                     San Francisco, California 94111
                     Attention: Mr. Bob Pester
                    and
                      Boston Properties, Inc.
                     Prudential Center Tower
                     800 Boylston Street, Suite 1900
                     Boston, Massachusetts 02199
                     Attention: General Counsel
                    and
                     Boston Properties Limited Partnership
                     Four Embarcadero Center
                     Lobby Level, Suite One
                     San Francisco, California 94111
                      Attention: Regional Counsel
                    and
                     Allen Matkins Leck Gamble Mallory & Natsis LLP
                     1901 Avenue of the Stars, Suite 1800
                     Los Angeles, California 90067
                      Attention: Anton N. Natsis, Esq.
     12. Broker. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this First Amendment excepting only Cornish & Carey Commercial and Colliers International (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this First Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent occurring by, through, or under the indemnifying party other than the Brokers. The terms of this Section 12 shall survive the expiration or earlier termination of the Lease.
     13. Use of Premises. The first sentence of Section 9.1 of the Lease is hereby amended and restated in its entirety as follows:
“The Premises are to be used solely for the uses stated in the Basic Lease Information and for no other purposes without Landlord’s prior written consent, which consent may be given or withheld in Landlord’s sole discretion.”
     14. Development of the Park.

805 Middlefield Road
First Amendment
-12-	[Cavium Networks, Inc.]

          14.1 Subdivision. Landlord reserves the right to further subdivide all or a portion of the Park. Tenant agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents needed to conform the Lease, as amended, to the circumstances resulting from such subdivision.
          14.2 The Other Improvements. If portions of the Park or property adjacent to the Park (collectively, the “Other Improvements”) are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any or all of the Other Improvements to provide (i) for reciprocal rights of access and/or use of the Park and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Park and the Other Improvements, (iii) for the allocation of a portion of the Operating Expenses and Taxes to the Other Improvements and the Operating Expenses and Taxes for the Other Improvements to the Park, and (iv) for the use or improvement of the Other Improvements and/or the Park in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Park. Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord’s right to convey all or any portion of the Park or any other of Landlord’s rights described in the Lease, as amended.
          14.3 Construction of the Park and Other Improvements. Tenant acknowledges that portions of the Park and/or the Other Improvements may be under construction during Tenant’s occupancy of the Premises during the Extended Term, and that such construction may result in levels of noise, dust, odor, obstruction of access, etc. which are in excess of that present in a fully constructed project. Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction.
     15. Building and Park Renovations. It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or the Park or any part thereof and that no representations respecting the condition of the Premises, the Building, or the Park have been made by Landlord to Tenant; provided, however, Landlord hereby acknowledges that it intends to paint the exterior of the Building (the “Building Painting”) and agrees that the costs, fees and expenses incurred by Landlord in connection with such Building Painting shall not be included Operating Expenses. In addition, Tenant hereby acknowledges that Landlord is currently renovating or may during the Extended Term renovate, improve, alter, or modify (collectively, the “Renovations”) the Park, the Building and/or the Premises. Provided that Landlord diligently pursues, in a commercially reasonable manner, such Renovations to completion once commenced, Tenant hereby agrees that such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility and shall not be liable to Tenant for any injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Renovations, or for any inconvenience or annoyance occasioned by such Renovations. Notwithstanding the foregoing, Landlord hereby agrees that if Landlord, in its sole and absolute discretion, elects to construct any new buildings or other improvements in the Park (collectively, “Additional Improvements”), or elects to demolish or to otherwise remove any existing buildings or other improvements from the Park (collectively, “Removed Improvements”), then the addition of any such Additional Improvements, or the removal of any such Removed Improvements, shall not cause any new

805 Middlefield Road
First Amendment
-13-	[Cavium Networks, Inc.]

category of Operating Expenses or Taxes to be billed to Tenant, or materially increase Tenant’s Share of Operating Costs or Tenant’s Share of Taxes, or otherwise materially reduce Tenant’s rights under this Lease or materially interfere with Tenant’s access to, and/or use of the Premises.
     16. Deletions. Sections 2.2 (Option to Extend), 12 (Insurance) and 13 (Waiver of Subrogation) of the Lease are hereby deleted in their entirety and are of no further force or effect.
     17. No Further Modification. Except as specifically set forth in this First Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect. In the event of any conflict between the terms and conditions of the Lease, and the terms and conditions of this First Amendment, the terms and conditions of this First Amendment shall prevail.
[signatures on next page]

805 Middlefield Road
First Amendment
-14-	[Cavium Networks, Inc.]

     IN WITNESS WHEREOF, this First Amendment has been executed as of the day and year first above written.

“Landlord”: BP MV RESEARCH PARK LLC, a Delaware limited liability company
By:	BP OFFICE FUND REIT, INC.,
a Maryland corporation,
its sole member and manager

By:	/s/ Rod C. Diehl
	Name:	ROD C. DIEHL
	Title:	SENIOR VICE PRESIDENT, LEASING

“Tenant”: CAVIUM NETWORKS, INC, a Delaware corporation
By:	/s/ Arthur Chadwick
	Name:	Arthur Chadwick
	Title:	CFO

By:	/s/ Syed Ali
	Name:	Syed Ali
	Title:	President, CEO

PLEASE NOTE: THIS AMENDMENT MUST BE EXECUTED BY EITHER (I) BOTH (A) THE CHAIRMAN OF THE BOARD, THE PRESIDENT OR ANY VICE PRESIDENT OF TENANT, AND (B) THE SECRETARY, ANY ASSISTANT SECRETARY, THE CHIEF FINANCIAL OFFICER, OR ANY ASSISTANT TREASURER OF TENANT; OR (II) AN AUTHORIZED SIGNATORY OF TENANT PURSUANT TO A CERTIFIED CORPORATE RESOLUTION, A COPY OF WHICH SHOULD BE DELIVERED WITH THE EXECUTED ORIGINALS.

805 Middlefield Road
First Amendment
-15-	[Cavium Networks, Inc.]

EXHIBIT A
ACCEPTABLE FORM OF INSURANCE

ACORDTM CERTIFICATE OF LIABILITY INSURANCE		DATE (MM/DD/YY)

PRODUCER
THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

COMPANIES AFFORDING COVERAGE

COMPANY
109722-ALL-GL-06-07	A

INSURED	COMPANY
B

COMPANY
C

COMPANY
D

COVERAGES This certificate supersedes and replaces any previously issued certificate.
THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. AGGREGATE LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

CD LTR	TYPE OF INSURANCE	POLICY NUMBER	POLICY EFFECTIVE DATE (MM/DD/YY)	POLICY EXPIRATION DATE (MM/DD/YY)	LIMITS
GENERAL LIABILITY	GENERAL AGGREGATE	$
COMMERCIAL GENERAL LIABILITY	PRODUCTS — COMP/OP AGG	$
CLAIMS MADE	OCCUR	PERSONAL & ADV INJURY	$
OWNER’S & CONTRACTOR’S PROT	EACH OCCURRENCE	$
FIRE DAMAGE (Any one Illegible)	$
MED EXP (Any one person)	$

AUTOMOBILE LIABILITY	COMBINED SINGLE LIMIT	$
ANY AUTO
ALL OWNED AUTOS	BODILY INJURY (Per person)	$
SCHEDULED AUTOS
HIRED AUTOS	BODILY INJURY (Per accident)	$
NON-OWNED AUTOS
PROPERTY DAMAGE	$

GARAGE LIABILITY	AUTO ONLY — EA ACCIDENT	$
ANY AUTO	OTHER THAN AUTO ONLY
EACH ACCIDENT	$
AGGREGATE	$

EXCESS LIABILITY	EACH OCCURRENCE	$
UMBRELLA FORM	AGGREGATE	$
OTHER THAN UMBRELLA FORM	$

WORKERS COMPENSATION AND EMPLOYERS’ LIABILITY	X	WC STATU- TORY LIMITS	OTH- ER

EACH ACCIDENT	$
THE PROPRIETOR/ PARTNERS/EXECUTIVE OFFICERS ARE:	INCL	DISEASE — POLICY LIMIT	$
EXCL	DISEASE — EACH EMPLOYEE	$

OTHER

DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS

CERTIFICATE HOLDER NYC-D02611111-D1	CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE INSURANCE COMPANY WILL ENDEAVOR TO MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE COMPANY, ITS AGENTS OR REPRESENTATIVES.
AUTHORIZED REPRESENTATIVE

/s/ Nancy Bartolino

Nancy Bartolino
ACORD 25 (11/05)	© ACORD CORPORATION 1988

805 Middlefield Road
EXHIBIT A	First Amendment
-1-	[Cavium Networks, Inc.]